           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                   THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS DENOTE SUCH OMISSIONS.

                             SOFTWARE LICENSE AGREEMENT


              This Agreement is made this 30th day of March, 1995, between

         Cellular Express, Inc., a Massachusetts corporation, with offices at One McKinley Square, Boston, MA  02109 ("CEI") and Innovative

         Telecom Corporation, a New Hampshire corporation with offices at 2

         Harrison Street, Nashua, NH 03061 ("ITC").  In consideration of the mutual promises contained herein, the parties hereto agree as follows:

         1.   LICENSE GRANT

              ITC grants to CEI a world-wide, non-exclusive license to use each of the software products and documentation (the "Software")

         described in Exhibit A, a copy of which is attached hereto, and to sublicense others to use the Software for wireless

         telecommunications services.  Exhibit A may be amended from time to time by mutual agreement of the parties.  This license is effective on the date hereof and continues unless and until terminated pursuant to the terms of this Agreement.

              The source code for the Software shall be placed in escrow with an escrow agent (the "Escrow Agent") pursuant to the terms of a Source Code Escrow Agreement, in the form attached to this

         Agreement as Exhibit D.

         2.   TITLE

              ITC represents and warrants that it has the right and

         authority to grant this License and that the exercise of the

         License by CEI will not infringe any third party rights.

              ITC will defend all actions, claims, and suits against CEI alleging that any of the Software furnished hereunder infringes any United States patent or copyright, and will pay all damages and costs which by final judgment may be assessed against CEI on account of such infringement, provided that ITC (i) shall have had immediate written notice of any claim of such infringement or suit and full opportunity and authority to assume the sole defense of and to settle such suit, and (ii) shall be furnished, upon ITC's request, all information and assistance available to CEI relating to such defense.  If the use of the Software in any such suit is held to constitute infringement and the use of said Software is enjoined, ITC will either procure for CEI the right to continue using said Software or replace it with a non-infringing product or modify it so that it becomes non-infringing.

         3.   PAYMENT

              In consideration of the Licensee provided hereunder, CEI

         agrees to pay to ITC the Fees set forth in the License Fee

         Schedule attached hereto as Exhibit C.

         4.   SUPPORT AND MAINTENANCE

              ITC warrants that each module of the Software will function in accordance with its Specifications, a copy of which is attached hereto as Exhibit B.  During the first three years of this License

         ITC agrees to support and maintain each module of the Software,

         and correct any errors or defects, at ITC's own expense.  If requested in writing by CEI, ITC shall maintain the Software for

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS DENOTE SUCH OMISSIONS.

         the ****************************** of the License at an annual cost of *** of the net license fee paid by CEI to ITC during the initial three-year period.

         5.   ENHANCEMENTS

              (a)  CEI's license shall extend and be deemed to apply to any improvements, changes, alterations, amendments and updates

         ("Enhancements") to the Software, regardless of whether such

         Enhancements are developed by ITC or CEI, provided that any such

         Enhancement(s) developed by ITC are:

              i.   developed during the first year of this Agreement; or

              ii.  developed subsequent to the first year of this

                   Agreement, and for each such Enhancement which CEI

                   chooses to implement CEI pays to ITC an amount equal to

                   ******************** of the costs incurred by ITC in

                   developing such Enhancement.

              (b)  CEI shall have the right to modify the Software.  Any such modifications which relate solely to wireless

         telecommunications systems shall be the sole property of CEI.  CEI shall grant to ITC a world-wide, non-exclusive, fully paid license to use any Enhancement(s) developed by CEI which have

         applicability to wire telecommunications systems and which are:

              i.   developed by CEI during the first three years of this

                   Agreement; or

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS DENOTE SUCH OMISSIONS.

              ii.  developed subsequent to the third year of this

                   Agreement, and ITC pays to CEI an amount equal to

                   ******************* of the costs incurred by CEI in

                   developing such Enhancement(s).

         ITC shall not have the right to sublicense Enhancements developed by CEI without the prior written consent of CEI.

              (c)  Each party will defend all actions, claims, and suits against the other party alleging that any of the Enhancements furnished hereunder infringes any United States patent or

         copyright, and will pay all damages and costs which by final judgment may be assessed against such other party on account of such infringement, provided that the indemnifying party (i) shall have had immediate written notice of any claim of such

         infringement or suit and full opportunity and authority to assume the sole defense of and to settle such suit, and (ii) shall be furnished, upon the indemnifying party's request, all information and assistance available to the indemnified party relating to such defense.  If the use of the Software in any such suit is held to constitute infringement and the use of said Software is enjoined,

         the indemnifying party will either procure for the indemnified party the right to continue using said Software or replace it with a non-infringing product or modify it so that it becomes non-

         infringing.

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS DENOTE SUCH OMISSIONS.

              (d)  ITC shall, from time to time, until such time as CEI has received the source code for the Software from the Escrow Agent,

         deposit the source code for all Enhancements developed by ITC with the Escrow Agent, and give written notice of such deposit to CEI.

         6.   ROYALTIES

              CEI shall pay to ITC a royalty equal to ***************** of the net license fees received by CEI in the first five years of this Agreement from sublicensing Software and Enhancements developed by ITC, up to a maximum of ******** in royalties per year.  CEI may at any time discharge its obligation to pay any future royalties by paying to ITC an amount equal to ***** the royalties payable during the prior twelve months.

         7.   SOURCE CODE RESTRICTIONS

              A party shall give prior written notice to the other party of any licensing by that party of source code to a customer.  Any such licensing shall be restricted to such customer and shall not include the right of such customer to sub-license the source code to any other person or entity.

         8.   PORT LICENSES

              Each party will be entitled to ports of any Software it would otherwise have rights to, provided it pays the party providing the port a fee equal to ******************** of the fee such party paid for the original Software.  Ports do not include upgrades where the prior software is made obsolete by a new release.

         9.   TERMINATION

              This Agreement shall terminate upon any of the following

         events of default:

              (a)  Failure of CEI to pay any fees owed to ITC within 90

                   days after written notice from ITC;

              (b)  CEI becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment

                   for the benefit of creditors;

              (c)  A petition under any foreign or United States Bankruptcy Act,

                   as it now exists or as it may be amended or adopted, is filed by CEI; or

              (d)  Such a petition is filed by any third party or a

                   petition for the appointment of a receiver is filed and

                   such petition is not dismissed within 60 days.

              CEI may terminate this Software License Agreement at any time upon prior written notice to ITC, provided that CEI has not already received the source code for the Software from the Escrow

         Agent.

              Upon any such termination, CEI shall forthwith deliver the

         Software and all copies thereof, in whatever form, and all documentation and other information relating to the Software to

         ITC, and CEI shall not be obligated to make any payment which by the terms hereof is scheduled to be made after the date of such termination.

         10.  FORCE MAJEURE

              Neither party shall be responsible for any failure to perform hereunder arising from causes beyond its reasonable control that makes such performance commercially impracticable or impossible,

         including but not limited to fires, strikes, embargoes,

         allocations of supplies, wars, floods, earthquakes, or acts of

         God.

         11.  NO WAIVER

              Either party's failure at any time to enforce any of the

         provisions of this Agreement or any rights with respect thereto will in no way be construed to be a waiver of such provisions or rights or in any way to affect the validity of this Agreement.

         The exercise by either party of any rights under the terms of covenants herein shall not preclude or prejudice the exercising thereafter of the same or other rights under this Agreement.

         12.  NOTICE AND REQUESTS

              All notices and requests in connection with this Software

         License Agreement shall be sent to the parties at the addresses set forth on the first page of this Agreement or to such other address as a party may so designate by written notice to the other.  Notice shall be effective on the earlier of (a) the date of actual receipt or (b) three days after the date of mailing, if sent by certified or registered mail.

         13.  ASSIGNMENT

              This Agreement may be assigned by either party to a successor in interest of such party, upon prior written notice to the other party.

         14.  CONTROLLING LAW

              This Software License Agreement shall be construed and

         controlled by the laws of the Commonwealth of Massachusetts.

         15.  OTHER TERMS AND CONDITIONS

              The following exhibits and addenda (the "Attachments") are attached hereto and incorporated herein by reference:

              a.   Exhibit A - Description of Software
              b.   Exhibit B - Specifications
              c.   Exhibit C - License Fees
              d.   Exhibit D - Source Code Escrow Agreement

              In the event of a conflict between the terms of the

         Attachments and any other terms of this Agreement, the terms of the Attachments shall prevail.

         16.  ENTIRE AGREEMENT; MODIFICATION

              This Software License Agreement constitutes the entire

         agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications.

         It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of

         CEI and ITC by their respective duly authorized representative(s).

         17.  GENERAL

              (a)  If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable the remaining provisions shall nevertheless be binding with the same effect as though such void provisions were deleted, and replaced with an enforceable provision which, as nearly as possible, gives effect to the intent of such void provision.

              (b)  The paragraph headings used in this Agreement and the attached Exhibit(s) are intended for convenience only and shall not be deemed to supersede or modify the provision(s).

              (c)  Subject to the limitations set forth in this Agreement,

         this Software License Agreement will inure to the benefit of and be binding upon the parties, their successors and assigns.

              IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.  All signed copies of this License Agreement shall be deemed originals.



         INNOVATIVE TELECOM CORPORATION     CELLULAR EXPRESS, INC.


         By:                                By:
                   (signature)                        (signature)


         Print Name                         Print Name

         Title                              Title

         Date                               Date

                                      EXHIBIT A
                               DESCRIPTION OF SOFTWARE





                        Pages Exhibit 1-1 through Exhibit 1-4
                      CONTAIN CONFIDENTIAL MATERIALS WHICH HAVE
                     BEEN OMITTED AND FILED SEPARATELY WITH THE
                         SECURITIES AND EXCHANGE COMMISSION

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS DENOTE SUCH OMISSIONS.

                                      EXHIBIT C
                             SOFTWARE LICENSE AGREEMENT

                                    License Fees


              1. The sum of ******** shall be payable within thirty (30) days after execution of this Agreement.

              2. Payments of ******* each on the first day of the calendar month in the 13th, 16th, 19th, 22nd, 25th, 28th, 31st and 34th months of this Agreement, unless this Agreement is sooner terminated pursuant to the terms hereof. CEI shall receive a credit against any such payment(s), calculated on the basis of ******* per man-year for time expended by CEI employees during the first three years of this Agreement on mutually-agreed-upon modifications to the Software, up to a maximum credit of ******** in each of the second and third years of this Agreement. ITC shall not unreasonably withhold or delay approval of modifications proposed by CEI, and shall agree to modifications, the credits for which shall be at least ******* in each of the second and third years of this Agreement.

              3. If ITC fails to comply with any of the terms of this Agreement within 90 days written notice from CEI, then CEI may request the source code for the Software from the Escrow Agent, and CEI shall have no further obligation to make any payment to ITC.

                            SOURCE CODE ESCROW AGREEMENT

              This Agreement is entered into as of ______________, 1995 (the "Agreement Date"), between _____________________, a
         ______________ corporation (the "Escrow Agent"), with its principal office at ___________________________
         Innovative Telecom Corporation, a New Hampshire corporation (the "Licensor"), with its principal office at 2 Harrison Street, Nashua, NH 03060, and Cellular Express, Inc., a Massachusetts corporation (the "Licensee"), with its principal office at One McKinley Square, Boston, MA 02109.

         The parties agree as follows:

         1.   PURPOSE OF AGREEMENT

              This Agreement establishes an arrangement under which (a) Escrow Agent will store certain Material (as defined below) deposited with it by Licensor, and (b) the Licensee will be able to secure from Escrow Agent a copy of such Material under circumstances described herein.

         2.   MATERIAL

              A. For purposes of this Agreement, Material means disks, documentation or other media containing the source code for the software identified on Exhibit A hereto.

              B. From time to time during this Agreement, Licensor shall furnish to Escrow Agent additional or replacement Material. Escrow Agent is not responsible for enforcing any obligation Licensor has undertaken to furnish enhancements to or updates of Material.

              C. Escrow Agent is not expected to open any package represented to contain Material, and is not responsible for determining whether the Material is complete or is useful to the Licensee, and Escrow Agent has no obligation to enforce Licensor's duties under this Agreement or under the License Agreement.

              D. Licensor shall retain copies of Material deposited hereunder and shall furnish replacements of Material promptly after any written request from Escrow Agent and without charge.

         3.   RIGHT OF ACCESS

              The conditions under which the Licensee shall have a right of access to the Material are:

              A.   Upon written request by Licensee; or

              B.   If Licensor has ceased to carry on business; or

              C. If Licensor commences a voluntary case under federal bankruptcy laws, or fails to obtain a stay or dismissal within sixty (60) days after a third party's commencement of a petition against Licensor under federal bankruptcy laws, or takes any action under any applicable solvency law for the purpose of reorganization or liquidation, or makes a general assignment for the benefit of creditors.

         4.   DUTIES OF ESCROW AGENT

              A. Escrow Agent shall not furnish Material to any person other than Licensor or Licensee, or pursuant to the final order of a court.

              B. Escrow Agent shall protect Material from delivery to unauthorized persons by the use of the same measures it uses to protect its own documents of equivalent sensitivity from such delivery.

              C. Escrow Agent shall have no obligation or responsibility to examine items deposited as Material or to determine the sufficiency, completeness, currency or validity of items deposited as Material, nor to determine the validity of a signature on any document.

         5.   FURNISHING MATERIAL TO LICENSEE

              A. Upon Escrow Agent's receipt of a request signed by an officer of the Licensee ("Licensee's Notice") stating that Licensee is entitled to receive the Material, as provided for in a Software License Agreement between Licensor and a Licensee (the "License Agreement"), Escrow Agent will send a copy of the Licensee's Notice to Licensor, by certified mail or other means of confirmed delivery.

              B. Escrow Agent shall not deliver the Material to the Licensee for ten (10) calendar days after Escrow Agent has sent a copy of the Licensee's Notice to the Licensor (the "Ten Day Period").

              C. Promptly after the expiration of the Ten Day Period, Escrow Agent shall deliver the Material to the Licensee unless the Escrow Agent receives an order of court enjoining or restraining such delivery.

         6.   TERMINATION OF LICENSEE'S RIGHTS

              The Licensee shall cease to be entitled to receive copies of Material pursuant to this Agreement, whenever (a) Escrow Agent receives a notice from Licensor (a "Termination Notice") that the License Agreement has been terminated, and
              (b) Licensee either (i) so acknowledges to Escrow Agent in writing, or (ii) fails to notify Escrow Agent that the License Agreement has not been rightfully terminated within ten (10) calendar days after Escrow Agent has sent Licensee a copy of the Termination Notice. If the Licensee notifies Escrow Agent that the License Agreement has not been rightfully terminated, Escrow Agent shall send a copy of Licensee's notice to Licensor and thereafter Escrow Agent shall hold the Material until it receives joint written notice from Licensor and such Licensee or copy of a final arbitration decision or final order of a court deciding the matter. In addition, the Licensee may unilaterally terminate its rights and obligations hereunder by written notice delivered to Escrow Agent and Licensor.

         7.   COMPENSATION OF ESCROW AGENT

              A. Licensor agrees to pay Escrow Agent the annual fee set forth on Exhibit B payable upon execution hereof and thereafter annually in advance. Such annual fee shall entitle the Licensor to deliver not more than three (3) separate deposits of Material per year. Escrow Agent will process Material, update deposits and provide vault storage space for the Material at no additional cost. Escrow Agent may reasonably increase the annual fee at any anniversary date, provided that it gives Licensor thirty (30) days' prior written notice. The initial annual fee is payable upon execution hereof; each succeeding annual fee shall be paid within thirty (30) days after billing or on the anniversary date, whichever in later.

              B. Licensor will reimburse Escrow Agent for any reasonable expenses it incurs in connection with serving as escrow Escrow Agent hereunder, including copying, legal advice and representation, travel, labor, delivery and similar costs.

         8.   TERM

              The term of this Agreement shall commence on the date hereof and continue until the expiration of the License Agreement, or until release of the Material pursuant to Sections 3 and 5 hereof.

         9.   TERMINATION

              A. Escrow Agent may resign as escrow Escrow Agent hereunder, at any time, by giving Licensor and Licensee at least thirty (30) calendar days' prior notice. At any time thereafter but not later than the effective date of Escrow Agent's resignation, a successor escrow Escrow Agent reasonably acceptable to the Licensee shall be appointed by the Licensor. Promptly after such resignation becomes effective, unless a successor escrow Escrow Agent has been appointed (in which event Material shall be delivered to such successor), Escrow Agent shall deliver to Licensee all Material in its possession. Escrow Agent may resign as escrow Escrow Agent notwithstanding the existence or any unresolved dispute between Licensor and Licensee.

              B. When Escrow Agent ceases to be escrow Escrow Agent hereunder, it shall send a written notice to that effect promptly to Licensor and Licensee.

         10.  LIMITATION ON LIABILITY AND INDEMNIFICATION

              A. Escrow Agent will not be liable to Licensor, the Licensee or any other person for any harm that results from any act or omission of Escrow Agent in connection with its serving as escrow Escrow Agent hereunder (except for losses and expenses incurred due to the willful misconduct, bad faith or gross negligence of Escrow Agent or its employees). So long as it makes its customary inquiry, Escrow Agent may act in reliance upon any instruction, instrument or signature believed to be genuine from an officer of Licensor or Licensee who purports to give any writing, notice, request, advice or instruction in connection with this Agreement; and Escrow Agent may assume that any such person has been authorized to do so. Escrow Agent may act upon advice of counsel with respect to any questions that arise under this Agreement.

              B. Except as stated in (a), Escrow Agent shall not be liable for any consequential or incidental damages rising from its actions hereunder, and shall not be liable for damage to or loss of Material in transit, if shipped by U.S. mail or other reputable carrier.

              C. Licensor and Licensee shall jointly and severally indemnify, defend and hold harmless Escrow Agent from any and all liability, damages, costs or expense including reasonable attorney fees, which may be sustained or incurred by Escrow Agent as a result of any action taken by Escrow Agent hereunder at the direction or request of Licensor or Licensee. Escrow Agent shall be entitled to interim payments under such indemnification, to support the costs of investigation and defense of any such matter.

              D. Escrow Agent shall not be required to take any action hereunder involving incurrence of expense to third parties unless payment shall be provided for in a manner satisfactory to Escrow Agent.

              E. Escrow Agent shall not be liable for reasonable delays caused by force majeure events that are beyond its reasonable control or prediction, such as acts of God, labor strife, governmental actions or the like.

              F. Any claims against Escrow Agent hereunder must be made in writing within sixty (60) days after the event giving rise to the claim has become known to the claimant.

         11.  NOTICES

              All notices provided for in this Agreement shall be in writing and shall be addressed to the parties at their respective addresses set forth above; or to such other address as may be designated by any party by notice. Notices shall be given in writing and shall be deemed effectively given upon personal delivery or three days following deposit in the United States mails, by registered or certified mail. Notices received by other written means or received earlier than the dates set forth above shall be considered to have been received when actually received.

         12.  GENERAL

              The waiver or failure or either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further or future right. This Agreement shall be governed by, subject to and construed according to the laws of Massachusetts. Rights and obligations under this Agreement shall be binding upon, and inure to the benefit of, successors and assigns of the parties. This Agreement may be amended only by written agreement signed by Escrow Agent, Licensor and Licensee.

              This Agreement may be executed in one or more counterparts.

         INNOVATIVE TELECOM CORPORATION          CELLULAR EXPRESS, INC.


         By:                                     By:


         Print Name                              Print Name

         Title:                                  Title:

         Date:                                   Date:


         Escrow Agent


         By:


         Print Name

         Title:

         Date: